SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  April 23, 1999



              RAWLINGS SPORTING GOODS COMPANY, INC.
      (Exact name of Registrant as specified in its charter)

     Delaware            0-24450                 43-1674348
(State or other     (Commission File         (I.R.S. Employer
jurisdiction of          Number)            Identification No.)
Incorporation)


1859 Intertech Drive, Fenton, Missouri                   63026
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (314) 349-5000


_________________________________________________________________
  (Former name or  former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On April 9, 1999, Samuel R. Shapiro ("Shapiro"), Shapiro Capital Management Company, Inc., a Georgia corporation ("Shapiro Capital") and The Kaleidoscope Fund, L.P. ("Kaleidoscope," and, together with Shapiro and Shapiro Capital, collectively the "Shapiro Parties") filed a Form 13G/A with the Securities and Exchange Commission (the "SEC") reflecting purchases (the "Additional Shapiro Purchases") of additional shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and disclosing that the Shapiro Parties were the beneficial owners of a total of 1,277,400 shares of Common Stock, or approximately 16.4% of the outstanding shares of Common Stock. Based upon information publicly available to the Company, including reports filed by Bull Run Corporation, a Georgia corporation ("Bull Run"), and the Shapiro Parties with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes that Bull Run is an Associate (as defined in the Rights Agreement, dated July 1, 1994, between Rawlings Sporting Goods Company, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), as amended (the "Rights Plan")) of Shapiro and that, unless the Company had taken action to amend the Rights Plan, based on the number of shares of Common Stock beneficially owned by Bull Run and the Shapiro Parties, collectively, that the Shapiro Parties would have become Acquiring Persons under the Rights Plan and a Stock Acquisition Date (as defined in the Rights Plan) would have occurred. Bull Run and the Shapiro Parties assured the Company that any triggering of the Rights Agreement as a result of the Additional Shapiro Purchases was inadvertent.

     On April 19, 1999, the Board of Directors of the Company approved a Second Amendment to Rights Agreement to permit the Board to extend the Distribution Date (as defined in the Rights
Plan) and the date of expiration of the period during which the Rights may be redeemed under the Rights Plan. The Board also took action to extend such dates to April 23, 1999 in order to allow the Company to negotiate a standstill agreement (the "Shapiro Standstill Agreement") with the Shapiro Parties and to negotiate an amendment to the Standstill Agreement (the "Bull Run Amendment"), dated November 21, 1997, between the Company and Bull Run. At the same time, the Board of Directors also authorized the Company to amend the Rights Agreement to address recent decisions in the courts of Delaware that have held unenforceable "continuing director" or "dead-hand" provisions in rights agreements which extend certain approval rights to less than all of the members of the Board of Directors. On April 19, 1999, the Company and the Rights Agent entered into the Second Amendment to Rights Agreement.

     On April 22, 1999, the Board of Directors approved the terms of the Shapiro Standstill Agreement and the Bull Run Amendment and authorized the Company to execute a Third Amendment to Rights Agreement which would (a) prevent a Distribution Date, a Triggering Event or a Stock Acquisition Date (as such terms are defined in the Rights Plan) from being deemed to have occurred,
(b) cause neither Bull Run nor the Shapiro Parties nor any of their Affiliates or Associates (as defined in the Rights Plan) to be deemed to have become an Acquiring Person (as defined in the Rights Plan), and (c) provide that no holder of Rights would be entitled to exercise the Rights, in each case as a result of the Additional Shapiro Purchases, but only if and for so long as Bull
Run has not breached in any material respect the terms of Standstill Agreement with the Company as amended by the Bull Run Amendment.

     On April 23, 1999, the Company entered into the Shapiro
Standstill Agreement, the Bull Run Amendment and the Third
Amendment to Rights Agreement.

     Copies of the Shapiro Standstill Agreement, the Bull Run
Amendment and the Second and Third Amendments to Rights
Agreements are filed as Exhibits hereto and are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

     (a)  Financial Statements of Business Acquired:   None

     (b)  Pro Forma Financial Information:   None

     (c)  Exhibits:

          4.1   Second Amendment to Rights Agreement, dated
                April 19, 1999, between the Company and the Rights Agent.

          4.2   Third Amendment to Rights Agreement, dated April
                23, 1999, between Rawlings and Rights Agent.

          99.1 Amendment Number One of Standstill Agreement, dated April 23, 1999, between the Company and Bull Run.

          99.2 Standstill Agreement, dated April 23, 1999, among the Company and the Shapiro Parties.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   RAWLINGS SPORTING GOODS
                                   COMPANY, INC.


Date: April 30, 1999               By: /s/ Howard B. Keene
                                   Howard B. Keene,
                                   President

                          EXHIBIT INDEX



Exhibit
Number    Description                                        Page

4.1       Second Amendment to Rights Agreement, dated
          April 19, 1999, between the Company and the Rights Agent.

4.2       Third Amendment to Rights Agreement, dated
          April 23, 1999, between Rawlings and Rights
          Agent.

99.1 Amendment Number One of Standstill Agreement, dated April 23, 1999, between the Company and Bull Run.

99.2 Standstill Agreement, dated April 23, 1999, among the Company and the Shapiro Parties.